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                                                                 EXHIBIT 4(k) TO
                                                 1997 ANNUAL REPORT ON FORM 10-K

                       FIRST SUPPLEMENTAL TRUST INDENTURE


         This First Supplemental Trust Indenture (the "Supplement") is made as of the 12th day of September, 1997, by and among LEXINGTON COUNTY, SOUTH CAROLINA, a body politic and corporate, and a political subdivision of the State of South Carolina (hereinafter called the "County"); ELLETT BROTHERS, INC., a South Carolina corporation (hereinafter called the "Company"); and THE BANK OF NEW YORK (the "Trustee"), as successor to Citizens and Southern Trust Company (South Carolina), National Association, as Trustee under that certain Trust Indenture, dated as of November 1, 1988 (the "Indenture") between the County and Citizens and Southern Trust Company (South Carolina), National Association.

         WHEREAS, by Ordinance enacted on November 4, 1988 (the "1988 Ordinance"), the County Council of Lexington County (the "County Council") authorized the issuance of its $9,100,000 Industrial Revenue Refunding Bonds, Series 1988 (Ellett Brothers Limited Partnership Project) (the "Series 1988 Bonds"), pursuant to the provisions of Chapter 29, Title 4 of the Code of Laws of South Carolina 1976, as amended (the "Enabling Act"), to refinance the acquisition of warehouse facilities on behalf of Ellett Brothers Limited Partnership, a North Carolina limited partnership (the "Predecessor Company"), under the terms of a loan agreement dated as of November 1, 1988 (the "Loan Agreement") between the County and the Predecessor Company; and

         WHEREAS, the Predecessor Company evidenced its obligations under the Loan Agreement by that certain promissory note, dated December 1, 1988 (the "Note") in the original principal amount of $9,100,000 to the County which the County assigned to the original trustee by assignment dated December 1, 1988 and the Predecessor Company secured its obligations under the Note and the Loan Agreement, as assigned by the County to the original trustee, by giving the original trustee a Mortgage and Security Agreement, dated as of November 1, 1988 (the "Mortgage"); and

         WHEREAS, the Series 1988 Bonds were issued by the County pursuant to the terms of the Indenture; and

         WHEREAS, pursuant to the terms of an Assignment and Assumption Agreement, dated as of June 9, 1993, between the Predecessor Company and the Company, the Company has succeeded to all rights and obligations of the Predecessor Company with respect to the Loan Agreement, the Note, and the Mortgage; and

         WHEREAS, the Trustee is successor trustee in compliance with the terms of the Indenture to Citizens and Southern Trust Company (South Carolina), National Association; and


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         WHEREAS, Sections 1002 and 1102 of the Indenture permit the amendment of the Bonds, and the Indenture with the consent of the owner of all outstanding Bonds; and

         WHEREAS, the original interest rate on the Bonds is 10.625%; and

         WHEREAS, The Depository Trust Company, under its nominee name Cede & Co., is the registered owner of all of the outstanding Bonds on behalf of its beneficial owner The Bank of New York, as custodian (the "Custodian") on behalf of Municipal Income Opportunities Trust and Municipal Income Trust II, funds managed by Dean Witter InterCapital, Inc. (collectively, the "Bondholder"); and

         WHEREAS, the Bondholder, as the owner of all the outstanding Bonds has agreed to a reduction of the interest rate on the Bonds from 10.625% to 7.50% upon elimination of the optional redemption features of the Bonds.

         NOW, THEREFORE, in consideration of the recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the County, the Trustee, and the Bondholder, intending to be legally bound hereby, agree as follows:

         Section 1. Recitals. The Recitals are incorporated herein by reference and shall be deemed to be part of this Supplement.

         Section 2. Supplements. The Indenture is hereby amended, to be effective on September 12, 1997, as set forth in this Section 2.

                  (a) Exhibit C to the Indenture is hereby replaced with the form of the Amended Bonds (the "Amended Bonds") attached hereto as Exhibit A and all references in the Indenture to Exhibit C shall hereinafter be deemed to refer to the Exhibit A attached hereto and the Exhibit A attached to this Supplement is hereby added to the Indenture and made a part hereof and thereof by this reference.

                  (b) Section 202 of the Indenture is hereby amended to read as follows:

                  "The Amended Bonds, in the aggregate principal amount of $9,100,000 originally dated December 1, 1988, shall be designated "Lexington County, South Carolina, Industrial Revenue Refunding Bonds, Series 1988 (Ellett Brothers Limited Partnership Project)", and shall be issuable only as fully-registered bonds without coupons in the denominations of $5,000 or any integral multiple thereof, shall be numbered from R-1 upward, and shall bear interest payable on March 1, 1989, and thereafter semiannually on each March 1 and September 1



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                  at the rate of 7 and 1/2 percentum (7.50%) per annum. Series
                  1988 Bonds in the aggregate principal amount of $3,850,000 shall mature on September 1, 2002, and the Series 1988 Bonds in the aggregate principal amount of $5,250,000 shall mature on September 1, 2008. The Series 1988 Bonds are subject to redemption prior to maturity as more fully described in
                  Article III."

                  (c) Section 301(a)(ii) is hereby deleted in its entirety.

                  (d) All references in the Indenture to the Series 1988 Bonds shall hereinafter be deemed to refer to the Amended Bonds issued pursuant to the terms of this Supplement and described in Exhibit A attached hereto.

                  (e) All references in the Indenture to the term "Note" shall hereinafter be deemed to mean the Note (as defined therein) as modified by the modification to Note attached to the First Amendatory Loan Agreement as Exhibit A.

                  (f) The Indenture is amended by adding Section 217 as set forth on Exhibit B hereto.

         Section 3. Conditions to Effectiveness. This Supplement is hereby subject to the satisfaction of all conditions set forth in Section 3 to the First Amendatory Loan Agreement.

         Section 4. No Other Supplement. Except for the amendment set forth above, the text of the Indenture shall remain unchanged and in full force and effect. The Indenture and this Supplement shall be construed together as a single agreement. Nothing herein contained shall waive, annul, alter, limit, diminish, vary, or affect any provision, condition, covenant, or agreement contained in the Indenture, except as herein amended, nor affect nor impair any rights, powers, or remedies under the Indenture as hereby amended. The County and the Company promise and agree to perform all their respective obligations and agreements under the Indenture, as hereby amended; the Indenture, as amended, being hereby ratified and affirmed. The County and the Company hereby expressly agree that the Indenture, as amended, is in full force and effect.

         Section 5. Counterparts. This Supplement may be executed in counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

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         Section 6. Governing Law. This Supplement shall be deemed to be made pursuant to the laws of the State of South Carolina with respect to agreements made and to be performed wholly in the State of South Carolina and shall be construed, interpreted, performed, and enforced in accordance therewith.

         IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers or representatives to execute and deliver this Supplement as of the date and year first above written.

                                      ELLETT BROTHERS, INC.


                                      By:  /s/ E. Wayne Gibson
                                           ---------------------
                                      Its: Corporate Secretary



                                      LEXINGTON COUNTY, SOUTH CAROLINA
(SEAL)

ATTEST:                               By:  /s/ William B. Banning
                                           ----------------------
                                               Chairman, County Council of
                                               Lexington County, South Carolina
/s/ Dorothy K. Black
--------------------
Clerk, County Council of Lexington
County, South Carolina


                                      THE BANK OF NEW YORK, as Trustee


                                      By:  /s/ Watson T. Barger
                                           -----------------------
                                      Its: Agent




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         The undersigned The Bank of New York, as Custodian, hereby (i)
represents that it is the authorized custodian of the holders of all Bonds, (ii) consents to the foregoing First Supplemental Trust Indenture, and (iii) waives any rights as to notice of the same pursuant to the Indenture.


                                             THE BANK OF NEW YORK, as Custodian


                                             By:  /s/ The Bank of New York
                                                  -----------------------------
                                             Its: /s/ Helena Morales
                                                  -----------------------------

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